UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 30, 2015

Fidelity National Information Services, Inc.

(Exact name of Registrant as Specified in its Charter)

1-16427

(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 438-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On November 30, 2015, Fidelity National Information Services, Inc., a Georgia corporation (“FIS”), completed the acquisition of SunGard, a Delaware corporation (“SunGard”), and its subsidiaries. Pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 12, 2015, by and among FIS, SunGard, SunGard Capital Corp. II, a Delaware Corporation (“SCCII”), Seahawk Merger Sub 1, Inc., a Delaware corporation and a wholly-owned subsidiary of FIS (“Merger Sub 1”), Seahawk Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of FIS (“Merger Sub 2”) and Seahawk Merger Sub 3, Inc., a Delaware corporation and wholly-owned subsidiary of FIS (“Merger Sub 3”), (i) Merger Sub 1 merged with and into SunGard (“Merger 1”), with SunGard continuing as the surviving corporation (the “Merger 1 Surviving Corporation”), (ii) the Merger 1 Surviving Corporation merged with and into Merger Sub 2 (the “Follow-On Merger 1”), with Merger Sub 2 continuing as the surviving company (the “Follow-On 1 Surviving Company”), (iii) Merger Sub 3 merged with and into SCCII (“Merger 2”), with SCCII continuing as the surviving corporation (the “Merger 2 Surviving Corporation”), and (iv) the Merger 2 Surviving Corporation merged with and into the Follow-On 1 Surviving Company (the “Follow-On Merger 2” and, together with Merger 1, Follow-On Merger 1 and Merger 2, the “Mergers”), with the Follow-On 1 Surviving Company continuing as the surviving company and as a wholly owned subsidiary of FIS.

As a result of the Mergers the outstanding shares of SunGard Class L common stock (“Class L Common Stock”) and SCCII preferred stock (“SCCII Preferred Stock”) and the vested options, vested appreciation units and vested restricted stock units (“RSUs”) of SunGard and SCCII were converted into the right to receive an aggregate of approximately 41.84 million shares of common stock of FIS and approximately $2,231 million in cash. Each outstanding share of SunGard Class A common stock (“Class A Common Stock”) and SCCII common stock was cancelled, retired and ceased to exist, and no consideration was delivered in exchange therefor. At the closing, FIS also issued RSUs to SunGard employees covering approximately 2.40 million shares of FIS common stock in exchange for unvested SunGard RSUs. In connection with the Mergers, FIS also repaid approximately $4.7 billion in the aggregate principal amount of SunGard debt. FIS funded the cash portion of the merger consideration, the pay-off of the indebtedness of SunGard and the payment of transaction-related expenses through a combination of available cash-on-hand and proceeds from debt financings, including proceeds from an issuance in October 2015 of $4.5 billion aggregate principal amount of senior unsecured notes of FIS.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in the 8-K filed by FIS on September 1, 2015, FIS entered into the Term Loan Credit Agreement, dated as of September 1, 2015 (the “DDTL Credit Agreement”). On November 30, 2015 FIS borrowed an aggregate principal amount of $1.5 billion (the “2015 DDTL Loan”) under the DDTL Credit Agreement. The proceeds of the 2015 DDTL Loan, together with the proceeds of the senior secured notes referred to above and borrowings under FIS’s existing revolving credit facility, were used to provide funds for the cash portion of the merger consideration and the repayment of SunGard’s outstanding indebtedness as described in Item 2.01 above and related transaction expenses.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The following financial statements of SunGard were filed as Exhibit 99.1 to FIS’s Current Report on Form 8-K filed October 13, 2015 and are incorporated herein by this reference:

-	Management’s Report on Internal Control over Financial Reporting;

-	Report of Independent Registered Public Accounting Firm, dated March 25, 2015;

-	Consolidated Balance Sheets as of December 31, 2014 and 2013;

-	Consolidated Statements of Income (Loss) for the years ended December 31, 2014, 2013 and 2012;

-	Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2014, 2013 and 2012;

-	Consolidated Statements of Cash Flows for the years ended December 31, 2014, 2013 and 2012;

-	Consolidated Statement of Changes in Equity for the years ended December 31, 2014, 2013 and 2012; and

-	Notes of Consolidated Financial Statements.

The following financial statements were filed as part of SunGard’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and are incorporated herein by this reference:

-	Condensed Consolidated Balance Sheets as of December 31, 2014 and September 30, 2015;

-	Condensed Consolidated Statements of Comprehensive Income (Loss) for the three and nine months ended September 30, 2014 and 2015;

-	Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2014 and 2015; and

-	Notes to Condensed Consolidated Financial Statements.

(b) Pro forma Financial Information.

Pro forma financial statements with respect to the combined company are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 12, 2015, by and among Fidelity National Information Services, Inc., SunGard, SunGard Capital Corp. II, Seahawk Merger. Sub 1, Inc., Seahawk Merger Sub, LLC and Seahawk Merger Sub 3, Inc. (incorporated by reference to Exhibit 2.1 to Registrant’s Form 8-K filed on August 14, 2015).

99.1	Unaudited pro forma combined financial data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.

Date: December 1, 2015	By:	/s/ Marc M. Mayo
		Name:	Marc M. Mayo
		Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 12, 2015, by and among Fidelity National Information Services, Inc., SunGard, SunGard Capital Corp. II, Seahawk Merger. Sub 1, Inc., Seahawk Merger Sub, LLC and Seahawk Merger Sub 3, Inc. (incorporated by reference to Exhibit 2.1 to Registrant’s Form 8-K filed on August 14, 2015).

99.1	Unaudited pro forma combined financial data.